Exhibit No. 99 (8)

Citigroup Inc.
CHF 350,000,000 1.75% Notes 2005-2010

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF").
3.	Aggregate Nominal Amount:	CHF 350,000,000
4.	Issue Price:	99.26100.475% of the Aggregate Nominal Amount
5.	Specified Denominations:	CHF 5,000 and integral multiples thereof.
6.	Issue Date:	September 23, 2005.
7.	Maturity Date:	September 23, 2010.
8.	Interest Basis:	Fixed Rate.
9.	Redemption/Payment Basis:	Redemption at Par.
10.	Status of the Notes:	Senior.
11.	Listing:	Application has been made for the Notes to be listed on the SWX Swiss Exchange (main segment).
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable.
	(i) Rate of Interest:	1.75% per annum
	(ii) Specified Interest Payment Dates:	September 23 of each year
	(iii) Business Day Convention	Modified Following Business Day
	(iv) Day Count Fraction:	30/360
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	CHF 5,000 per Note of CHF 5,000 denomination.
14.	Early Redemption Amount:	Payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes. The Notes will be represented by a Permanent Global Note in bearer form.
16.	Additional Financial Centre or other special provisions relating to Payment Dates:	Zurich.
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable.
18.	Additional selling restrictions:	Not Applicable, not 144A eligible.
OPERATIONAL INFORMATION
19.	ISIN Code:	CH0022549015 .
20.	Common Code:	022833707 .
21.	Any clearing system other than Euroclear and Clearstream, Luxembourg and the relevant identification number:	SIS SegaInterSettle AG, Swiss Security No.: 2.254.901.